EXHIBIT 5.1



                                             February 2, 1995



          RJR Nabisco Holdings Corp.
          1301 Avenue of the Americas
          New York, New York  10019

          Ladies and Gentlemen:

                    I have acted as counsel for RJR Nabisco Holdings Corp.,

          a Delaware corporation (the "Company"), in connection with the

          Registration Statement on Form S-3 of the Company, filed with the

          Securities and Exchange Commission (the "Commission") under the

          Securities Act of 1933, as amended (the "Securities Act"),

          relating to the registration of up to 70,000,000 shares of the

          Company's Common Stock, par value $.01 per share (the "Shares")

          to be sold from time to time, by Borden, Inc. (the "Selling

          Stockholder").

                    I have examined the Registration Statement and the

          exhibits thereto and the Amended and Restated Certificate of

          Incorporation of the Company, as further amended.  I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, evidences of corporate action and other instruments and have made such other

          investigations of law and fact as I have deemed necessary or appropriate for the purposes of this opinion.  As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate

          representatives of the Company and its subsidiaries or public officials.  In all such examinations I have assumed the
















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          RJR Nabisco Holdings
            Corp.                        -2-               February 2, 1995



          genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to me as originals.  I have also assumed the conformity with originals of all documents submitted to me as copies.

                    Based upon and subject to the foregoing, and to the

          qualifications hereinafter specified, I am of the opinion that the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

                    The opinion set forth herein relates solely to the

          General Corporation Law of the State of Delaware.

                    I hereby consent to the filing of this opinion as an

          exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                                             Very truly yours,

                                             /s/ Jo-Ann Ford

                                             Jo-Ann Ford
                                             Vice President and
                                             Assistant General Counsel